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Exhibit 10.3

SECOND AMENDMENT TO
MICHAELS STORES, INC. EMPLOYEES 401(K) PLAN
(As Amended and Restated August 1, 1999)

        Michaels Stores, Inc., a Delaware corporation, pursuant to authority of the Michaels Stores, Inc. Administration Committee, adopts the following amendment to the Michaels Stores, Inc. Employees 401(k) Plan (the "Plan"):

        1.    Section 9.2(a) of the Plan ("Time of Distribution") is amended in its entirety to read as follows:

          (a)  If a Participant's vested Account Balance is greater than $5,000 ($3,500, for Plan Years beginning before January 1, 1998), but the Participant does not consent to an immediate distribution, the Participant's Account Balance shall be retained and distributed on the earliest of the following dates:

            (1)  as soon as administratively practicable after the date on which the Administration Committee receives the Participant's written request for an immediate lump sum distribution;

            (2)  as soon as administratively practicable after the date on which the Administration Committee receives the Participant's written request for installment payments pursuant to Section 9.2(c); or

            (3)  the required commencement date under Section 9.5.

        2.    The foregoing amendment will be effective as of January 1, 2002.

        Executed this 17th day of January, 2002.

MICHAELS STORES, INC.
By	/s/ Sue Elliott Sue Elliott, Senior Vice President/Human Resources

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  Exhibit 10.3
SECOND AMENDMENT TO MICHAELS STORES, INC. EMPLOYEES 401(K) PLAN (As Amended and Restated August 1, 1999)